                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of VSUS Technologies Incorporated
(the "Registrant") on Form 10-QSB for the three-month period ending March 31,
2005, as filed with the Securities and Exchange Commission on the date hereof
(the "Quarterly Report"), we, Eliyahu Kissos, President and Director, and Steven
Goldberg, Chief Financial Officer and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the
Registrant.

By:  /s/ Eliyahu Kissos
     ----------------------------------
         Eliyahu Kissos
         President and Director
         Dated this 10th day of June, 2005

By:  /s/ Steven Goldberg
     -----------------------------------------
         Steven Goldberg
         Chief Financial Officer and Director
         Dated this 10th day of June, 2005